Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-157524, File No. 333-163761 on Form S-8, and Registration Statement File No. 333-139157 of Form S-1A of ESSA Bancorp, Inc. of our report dated December 14, 2020, relating to our audit of the consolidated financial statements which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of ESSA Bancorp, Inc. for the year ended September 30, 2020.

/s/ S. R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

December 14, 2020